                                     EXHIBIT 11.1

                   GENERAL SURGICAL INOVATIONS, INC. AND SUBSIDIARY
                      COMPUTATION OF NET LOSS PER SHARE (1) (2)
                         (in thousands, except per share data)


                                                        Three Months Ended
                                                           September 30,
                                                        ------------------
                                                          1997     1996
                                                        -------- --------
Primarily and Fully Diluted:
   Weighted average common shares......................  13,314   13,147
                                                        -------- --------

Shares used in per share calculation...................  13,314   13,147
                                                        -------- --------
                                                        -------- --------

Net loss............................................... $(1,260) $  (229)
                                                        -------- --------
                                                        -------- --------

Net loss per share..................................... $ (0.09) $ (0.02)
                                                        -------- --------
                                                        -------- --------


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(1)  There is no difference between primary and fully diluted net loss per share for all periods presented.

(2) This schedule contains summary financial information extracted from the consolidated balance sheets and consolidated statements of operations found on pages 3 and 4 of the Company's Form 10-Q for the year-to-date, and is qualified in its entirety by reference to such financial statements.





THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF OPERATIONS FOUND ON PAGES 3 AND 4 OF THE COMPANY'S FORM 10-Q FOR THE YEAR-TO-DATE, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.